EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in this registration statement on Form S-8 (the “Registration Statement”) of Cenovus Energy Inc. (the “Registrant”) of our report dated February 11, 2020 relating to the consolidated financial statements of the Registrant and the effectiveness of the Registrant’s internal control over financial reporting, which appears in Exhibit 99.3 to the Registrant’s Annual Report on Form 40-F for the year ended December 31, 2019, filed with the Securities and Exchange Commission on February 12, 2020, which is incorporated by reference into this Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants
Calgary, Alberta, Canada
January 4, 2021

PricewaterhouseCoopers LLP
111 5 Avenue SW, Suite 3100, Calgary, Alberta, Canada T2P 5L3
T: +1 403 509 7500, F: +1 403 781 1825, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.